Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENESIVE INCOME (LOSS)

The unaudited pro forma condensed consolidated balance sheet as of May 31, 2015 gives effect to the sale of certain operating and intellectual property assets of Joe Jeans Inc. related to the Joe’s® brand and business (the “Asset Sale”) as if the transaction occurred on May 31, 2015.  The unaudited pro forma condensed consolidated statements of net income (loss) and comprehensive income (loss) for the years ended November 30, 2014, 2013 and 2012 and six months ended May 31, 2015 give effect to the Asset Sale as if it had been completed as of December 1, 2011.

The unaudited pro forma condensed consolidated statements of net loss and comprehensive loss and unaudited pro forma condensed consolidated balance sheet were derived by adjusting our historical consolidated financial statements, which include the results of the assets subject to the Asset Sale.  The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of net income (loss) and comprehensive income (loss) are provided for informational purposes only and should not be construed to be indicative of our consolidated financial position or results of operations had the transaction been consummated on the date assumed and do not project our consolidated financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of net income (loss) and comprehensive income (loss) and accompanying notes should be read in conjunction with our historical consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended November 30, 2014 and our Quarterly Report on Form 10-Q for the period ended May 31, 2015.

JOE’S JEANS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MAY 31, 2015

(in thousands)

	Historical	Pro Forma Disposition		Pro Forma

ASSETS

Current assets
Cash and cash equivalents	$828	$—	(c)	$828
Accounts receivable, net	1,408	(946	) (a)	462
Factored accounts receivable, net	20,129	(11,055	) (a)	9,074
Inventories, net	48,579	(31,410	) (a)	17,169
Deferred income taxes, net	1,509	—		1,509
Prepaid expenses and other current assets	2,081	(354	) (a)	1,727
Total current assets	74,534	(43,765)		30,769

Property and equipment, net	4,580	(1,862	) (a)	2,718
Goodwill	12,230	(3,836	) (b)	8,394
Intangible assets	79,606	(24,000	) (b)	55,606
Deferred financing costs	1,400	(1,400	) (d)	—
Other assets	1,102	(218	) (a)	884

Total assets	$173,452	$(75,081)		$98,371

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$16,064	$(5,377	) (a) (d) (e)	$10,687
Income taxes payable	—	7,000	(f)	7,000
Buy-out payable	3,277			3,277
Line of credit	20,820	(15,780	) (e)	5,040
Short-term debt	59,123	(59,123	) (d) (e)	—
Total current liabilities	99,284	(73,280)		26,004

Convertible notes	26,078	—		26,078
Deferred income taxes, net	27,690	(2,154	) (f)	25,536
Deferred rent	3,001	(60	) (a)	2,941
Other liabilities	643	(250	) (e)	393
Total liabilities	156,696	(75,744)		80,952

Commitments and contingencies

	—	—		—
Total stockholders’ equity	16,756	663		17,419

Total liaibilties and stockholders’ equity	$173,452	$(75,081)		$98,371

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

JOE’S JEANS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

INTRODUCTION

On September 11, 2015, Joe’s Jeans Inc., a Delaware corporation (the “Company”) completed the previously disclosed Asset Sale of (i) certain of its intellectual property assets used or held for use in the Company’s business operated under the brand names “Joe’s Jeans,” Joe’s,” “Joe’s JD” and “else” (the “Joe’s Business”) for an aggregate purchase price of $67 million, pursuant to the Asset Purchase Agreement, dated September 8, 2015 (the “IP Asset Purchase Agreement”), by and among the Company, Joe’s Holdings LLC, a Delaware limited liability company (“IP Assets Purchaser”), and solely for the purposes of its related guarantee, Sequential Brands Group, Inc., a Delaware corporation, and (ii) among other things, certain inventory and other assets and liabilities related to the Joe’s Business for an aggregate purchase price of $13 million, pursuant to the Asset Purchase Agreement, dated September 8, 2015 (the “Operating Asset Purchase Agreement”), by and among the Company and GBG USA Inc., a Delaware corporation (“Operating Assets Purchaser”). The proceeds of the Asset Sale were used to repay all of the Company’s indebtedness outstanding under its term loan credit agreement with Garrison Loan Agency Service LLC and a portion of the Company’s indebtedness outstanding under its revolving credit agreement with CIT Commercial Services, Inc., a unit of CIT Group (the “Existing Indebtedness”).

PRO FORMA ADJUSTMENTS

(a)           Operating Assets Purchaser purchased the right to all inventory, pre-paid expenses, security deposits, certain leases and all tangible property located therein, including certain retail store leases, the operation of the e-commerce website, and accounts payable, all of which are related to the operation of the Joe’s Business.

(b)           IP Assets Purchaser purchased certain intellectual property assets used or held for use in the Joe’s Business.

(c)           Represents a zero balance on net proceeds from the total purchase price from the Operating Assets Purchaser and the IP Assets Purchaser after giving effect to paying the Existing Indebtedness and fees detailed in (d) below.

(d)           Represents the estimated closing costs related to the Asset Sale including (i) transaction fees of $600,000;  (ii) forbearance fees of $1,259,000; (iii) acceleration of term loan original issue discount of $803,000; (iv) prepayment penalty fees of $1,400,000; and (v) expense related to deferred financing fees of $1,400,000.

(e)           Represents the use of proceeds from the Asset Sale to (i) repay the Existing Indebtedness; (ii) closing costs described in (d) above; and (iii) accrued payroll and other benefits for the Company’s employees subsequently hired by the Operating Assets Purchaser.

(f)            Represents the estimated tax liability of $7,000,000 from the gain on the Asset Sale pursuant to the IP Assets Purchase Agreement.  This includes the expected impact of the Asset Sale on the deferred taxes totaling $2,154,000, which includes the reversal of the Joe’s trademark deferred tax liability.

JOE’S JEANS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE SIX MONTHS ENDED MAY 31, 2015

(in thousands, except per share data)

	Historical	Pro Forma Disposition		Pro Forma

Net sales	$90,246	$(47,844	) (g)	$42,402
Cost of goods sold	52,753	(28,105	) (g)	24,648
Gross profit	37,493	(19,739)		17,754

Operating expenses
Selling, general and administrative	38,102	(15,703	) (g)	22,399
Depreciation and amortization	2,008	(359	) (g)	1,649
	40,110	(16,062)		24,048
Operating loss	(2,617)	(3,677)		(6,294)
Interest expense	7,828	(4,882	) (h)	2,946
Loss before provision for taxes	(10,445)	1,205		(9,240)
Income tax expense (benefit)	14,499	(18,161	) (i)	(3,662)
Net loss and comprehensive loss	$(24,944)	$19,366		$(5,578)

Loss per common share - basic	$(0.36)			$(0.08)

Loss per common share - diluted	$(0.36)			$(0.08)

Basic	69,139			69,139
Diluted	69,139			69,139

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss).

JOE’S JEANS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED NOVEMBER 30, 2014

(in thousands, except per share data)

	Historical	Pro Forma Disposition		Pro Forma

Net sales	$188,755	$(104,531	) (g)	$84,224
Cost of goods sold	104,109	(59,606	) (g)	44,503
Gross profit	84,646	(44,925)		39,721

Operating expenses
Selling, general and administrative	76,393	(38,852	) (g)	37,541
Impairment of goodwill	23,585	—		23,585
Depreciation and amortization	4,615	(978	) (g)	3,637
Retail stores impairment	840	—		840
	105,433	(39,830)		65,603
Operating loss	(20,787)	(5,095)		(25,882)
Interest expense	13,827	(8,735	) (h)	5,092
Other expense/(income)	(2,268)	—		(2,268)
Loss before provision for taxes	(32,346)	3,640		(28,706)
Income tax expense (benefit)	(4,630)	151	(i)	(4,479)
Net loss and comprehensive loss	$(27,716)	$3,489		$(24,227)

Loss per common share - basic	$(0.41)			$(0.36)

Loss per common share - diluted	$(0.41)			$(0.36)

Weighted average shares outstanding
Basic	68,226			68,226
Diluted	68,226			68,226

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss).

JOE’S JEANS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED NOVEMBER 30, 2013

(in thousands, except per share data)

	Historical	Pro Forma Disposition		Pro Forma

Net sales	$140,183	$(111,766	) (g)	$28,417
Cost of goods sold	77,844	(63,394	) (g)	14,450
Gross profit	62,339	(48,372)		13,967

Operating expenses
Selling, general and administrative	54,126	(48,803	) (g)	5,323
Depreciation and amortization	2,541	(1,222	) (g)	1,319
Contingent consideeration buy-out expense	8,732	—		8,732
	65,399	(50,025)		15,374
Operating loss	(3,060)	1,653		(1,407)
Interest expense	2,562	(1,365	) (h)	1,197
Other expense/(income)	209	—		209
Loss before provision for taxes	(5,831)	3,018		(2,813)
Income tax expense (benefit)	1,483	(2,563	) (i)	(1,080)
Net loss and comprehensive loss	$(7,314)	$5,581		$(1,733)

Loss per common share - basic	$(0.11)			$(0.03)

Loss per common share - diluted	$(0.11)			$(0.03)

Weighted average shares outstanding
Basic	67,163			67,163
Diluted	67,163			67,163

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss).

JOE’S JEANS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED NOVEMBER 30, 2012

(in thousands, except per share data)

	Historical	Pro Forma Disposition		Pro Forma

Net sales	$118,642	$(109,158	) (g)	$9,484
Cost of goods sold	62,472	(59,637	) (g)	2,835
Gross profit	56,170	(49,521)		6,649

Operating expenses
Selling, general and administrative	43,997	(37,163	) (g)	6,834
Depreciation and amortization	1,456	(891	) (g)	565
	45,453	(38,054)		7,399
Operating income (loss)	10,717	(11,467)		(750)
Interest expense	376	(346	) (h)	30
Income (loss) before provision for taxes	10,341	(11,121)		(780)
Income tax expense (benefit)	4,776	(5,086	) (i)	(310)
Net income (loss) and comprehensive income (loss)	$5,565	$(6,035)		$(470)

Earnings (loss) per common share - basic	$0.08			$(0.01)

Earnings (loss) per common share - diluted	$0.08			$(0.01)

Weighted average shares outstanding
Basic	65,496			65,496
Diluted	66,849			66,849

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss).

JOE’S JEANS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR THE SIX MONTHS ENDED MAY 31, 2015 AND FOR THE YEARS ENDED NOVEMBER 30, 2014, 2013, AND 2012

PRO FORMA ADJUSTMENTS

(g)           Represents direct historical revenue and expenses associated with the operation of the Company’s Joe’s Business and certain retail stores included in the Asset Sale for the period.

(h)           Represents the interest expense that has been eliminated as a result of the repayment of the Existing Indebtedness.

(i)            Represents the removal of the tax expense that is not related to the Company’s remaining operations after giving effect to the Asset Sale.  The tax expense (benefit) was calculated based upon statutory tax rates. The pro forma adjustment to the tax expense for the period ended May 31, 2015 includes $15,007,000 of expense associated with the valuation allowance established during the first quarter of fiscal 2015 and other tax items not associated with the Company’s remaining operations after giving effect to the Asset Sale.